Exhibit 10.1
FIFTH AMENDMENT TO
CITRIX SYSTEMS, INC.
AMENDED AND RESTATED
2005 EQUITY INCENTIVE PLAN

WHEREAS, Citrix Systems, Inc. (the “Company”) desires to amend the Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (as amended and in effect, the “Plan”) to decrease the term of stock options and stock appreciation rights from 10 years to 5 years (the “Plan Amendment”); and
WHEREAS, on March 1, 2013, the Compensation Committee of the Board of Directors of the Company approved the Plan Amendment.
NOW THEREFORE, in accordance with Section 15 of the Plan, effective as of March 1, 2013, the Plan is hereby amended as follows:

1.	Section 7.2(c) of the Plan is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:
“(c) Option Period. No Option may be exercised on or after the fifth anniversary of the Grant Date.”

2.	Section 7.3(c) of the Plan is hereby amended by deleting the last sentence of such section and substituting the following in lieu thereof:
“Notwithstanding the foregoing, no Stock Appreciation Right may be exercised on or after the fifth anniversary of the Grant Date.”

3.	Except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.